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                       FOURTH AMENDMENT TO LOAN AGREEMENT

         THIS FOURTH AMENDMENT (this "AMENDMENT") is made as of this 30th day of September, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Borrower"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II") and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional", and collectively with Hanseatic and Environmental II, the "Lenders").



                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, The Borrower and the Lenders are parties to that certain Loan Agreement dated August 7, 2000, as amended by a First Amendment to Loan Agreement dated as of November 10, 2000, a Second Amendment to Loan Agreement dated as of November 30, 2000 and a Third Amendment to Loan Agreement dated as of February 27, 2002 (as amended, the "Loan Agreement") and in connection therewith the Borrower issued to the Lenders promissory notes in the aggregate principal amount of $3,300,000 (the "Outstanding Notes") and warrants exercisable for in the aggregate 942,858 shares of the Borrower's common stock, $.001 par value; and

         WHEREAS, the Borrower and the Lenders desire to amend the Loan Agreement to change the Maturity Date (as defined in the Loan Agreement) from September 30, 2002 to November 30, 2002.

         NOW, THEREFORE, In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Article I, Section 1.1 (xxxvi) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxvi) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxvi) to read as follows:

               (xxxvi) The term "MATURITY DATE" shall mean November 30, 2002.

         2. Except as specifically amended hereby, the Loan Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

         3. This Amendment shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.


By: /S/ PAUL I. MANSUR
     Name: Paul I. Mansur
     Title:   Chief Executive Officer



LENDERS


ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.          HANSEATIC AMERICAS LDC
ENVIRONMENTAL OPPORTUNITIES FUND II
(INSTITUTIONAL), L.P.                              By:  Hanseatic Corporation

By:  Fund II Mgt. Co., LLC                         By: /S/ PAUL A. BIDDELMAN
                                                      ----------------------
General Partner                                    Name: Paul A. Biddelman
                                                                Title: President

By: /S/ KENNETH C. LEUNG
    ----------------------
Name: Kenneth C. Leung
Title: Chief Investment Officer